EXHIBIT 10.1

SEVENTEENTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Seventeenth Amendment”) is made as of the 25th day of August, 2011, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the “Borrower”), and WELLS FARGO BANK, N.A. (successor by merger to Wachovia Bank, National Association), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the “Bank”).

BACKGROUND

The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), dated as of June 3, 2003; by Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), dated as of August 23, 2004; by Fourth Amendment to Amended and Restated Credit Agreement (“Fourth Amendment”), dated as of December 7, 2004; by Fifth Amendment to Amended and Restated Credit Agreement (“Fifth Amendment”) dated as of February 18, 2005; by Sixth Amendment to Amended and Restated Credit Agreement (“Sixth Amendment”), dated as of August 30, 2005; by Seventh Amendment to Amended and Restated Credit Agreement (“Seventh Amendment”), dated as of December 7, 2005; by Eighth Amendment to Amended and Restated Credit Agreement (“Eighth Amendment”), dated as of January 29, 2006; by Ninth Amendment to Amended and Restated Credit Agreement (“Ninth Amendment”), dated as of July 20, 2006; by Tenth Amendment to Amended and Restated Credit Agreement (“Tenth Amendment”), dated as of January 22, 2007; by Eleventh Amendment to Amended and Restated Credit Agreement (“Eleventh Amendment”), dated as of April 16, 2007; by Twelfth Amendment to Amended and Restated Credit Agreement (“Twelfth Amendment”), dated as of December 27, 2007; by Thirteenth Amendment to Amended and Restated Credit Agreement (“Thirteenth Amendment”), dated as of November 3, 2008; by Fourteenth Amendment to Amended and Restated Credit Agreement (“Fourteenth Amendment”) dated as of July 15, 2009; by Fifteenth Amendment to Amended and Restated Credit Agreement (“Fifteenth Amendment”) dated as of February 24, 2010; and by Sixteenth Amendment to Amended and Restated Credit Agreement (“Sixteenth Amendment”) dated as of August 13, 2010 (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment, Fifteenth Amendment and Sixteenth Amendment, and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the “Credit Agreement”).  Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

The Borrower has now requested additional amendments to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Seventeenth Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

1.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           The definition of “Termination Date” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Termination Date” means whichever is applicable of (i) August 25, 2013, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

(b)           The definition of “Existing Letters of Credit” set forth in Section 1.01 is hereby amended by deleting clause (iv), which was added to such definition by the Sixteenth Amendment, and by inserting in lieu thereof a new clause (iv) which shall read as follows:

“(iv) those additional letters of credit which have been issued by the Bank for the account of the Borrower prior to the date of this Seventeenth Amendment and which remain outstanding on the date of this Seventeenth Amendment.”

(c)           The aggregate amount of the Commitment of the Bank and the aggregate amount of the Total Commitments, each as set forth on Page 62 of the Credit Agreement, are hereby increased to $10,000,000.00.

(d)           Section 5.29 is hereby amended and restated in its entirety to read as follows:

“Section 5.29.  Certain Financial Limits.  The Borrower shall not, at any time, permit:

(a)           Tangible Net Worth to be less than the sum of (a) $81,078,300.00, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter after the fiscal quarter ended May 1, 2011.

Terms used but not defined in this Section 5.29(a) shall have the definitions given such terms in the Omaha Note Purchase Agreement (but excluding for purposes of this Section 5.29(a) any future amendments thereto not made with the written consent of the Bank).

(b)           Capital expenditures of the Borrower and its Subsidiaries to exceed $6,000,000.00 in the aggregate during any fiscal year of the Borrower.”

2.           Further Assurances. The Borrower will execute such confirmatory instruments, if any, with respect to the Credit Agreement and this Seventeenth Amendment as the Bank may reasonably request.

3.           Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Seventeenth Amendment) and agrees that:  (i) except as expressly modified by this Seventeenth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement.  The Borrower and the Bank agree that this Seventeenth Amendment shall not be construed as an agreement to extinguish the Borrower’s obligations under the Credit Agreement or the Notes and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes.  The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

4.           Amendments.  This Seventeenth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank.  This Seventeenth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.           Counterparts.  This Seventeenth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

6.           Modification and Extension Fee.  The Borrower shall pay to the Bank on the date this Seventeenth Amendment is executed, an amendment and extension fee equal to $25,000.00, which fee, once paid, shall be fully earned and non-refundable.

7.           Bank’s Expenses.  In accordance with Section 9.03 of the Credit Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Seventeenth Amendment, including without limitation reasonable attorneys’ fees.

IN WITNESS WHEREOF, this Seventeenth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.

BORROWER:

CULP, INC.		(SEAL)

By:	/s/ Kenneth R Bowling
Name:	Kenneth R Bowling
Title:	Vice President, CFO

BANK:

WELLS FARGO BANK, N.A. (successor by
merger to Wachovia Bank, National Association),
as Agent and as Bank		(SEAL)

By:	/s/ Tim Sechrest
Name:	Tim Sechrest
Title:	Senior Vice President

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